Exhibit 10.1

LECROY CORPORATION

AMENDED AND RESTATED

2007 STOCK APPRECIATION RIGHT PLAN

1.	Purposes of the SAR Plan.

The purposes of this Amended and Restated Stock Appreciation Right Plan (the “SAR Plan”) of LeCroy Corporation (the “Company”) are to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate, and retain employees of exceptional ability, to ensure that the compensation provided to selected employees is competitive with the market peers of such selected employees and to provide an additional competitive long-term incentive value to those key employees of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.

2.	Definitions.

(a) “Beneficial Ownership” means beneficial ownership as defined in Securities and Exchange Commission Rule 13d-3 under the Exchange Act.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

(d) “Committee” means a committee appointed by the Board consisting of at least two members of the Board.

(e) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than 50% of the total fair market value or total voting power of the Company’s outstanding securities, or

(ii) over a period of 12 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) is replaced by directors whose election is not endorsed by a majority of the members of the Company’s Board before the date of the election.

Solely with respect to any grant that is subject to Section 409A of the Code and that is payable upon a Change of Control, and to the extent that the above definition does not comply with Section 409A, such definition shall be modified, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, as set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority and the Plan shall be operated in accordance with the above definition of Change in Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance.

(f) “Common Stock” means the authorized common stock of the Company, par value $0.01.

(g) “Company” means LeCroy Corporation.

(h) “Date of Grant” means the effective date of the grant of a Stock Appreciation Right as set forth in the Grant Document.

(i) “Eligible Employee” means any person who is, at the time of the grant of a Stock Appreciation Right, an employee of the Company or any Subsidiary.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(k) “Fair Market Value” means the value of a share of Common Stock on any relevant date as determined in accordance with the following provisions:

(i) If the Common Stock is at the time listed on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the relevant date, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal. If there is no closing selling price for Common Stock on the relevant date, then the Fair Market Value shall be the closing selling price on the last preceding date for which such closing selling price exists.

(ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the relevant date on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in the Wall Street Journal. If there is no closing selling price for the Common Stock on the relevant date, then the Fair Market Value shall be the closing selling price on the last preceding date for which such closing selling price exists.

(iii) If the Common Stock is at the time neither listed on any stock exchange nor the Nasdaq Stock Market, then the Fair Market Value shall be a value determined by the Committee, in its sole discretion, by the reasonable application of a reasonable valuation method taking into consideration all available information material to the value of the Company.

Notwithstanding anything in this Plan, to the extent that the above definition does not comply with Section 409A, such definition shall be modified, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, as set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority and the Plan shall be operated in accordance with the above definition of Fair Market Value as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance.

(l) “Grant Document” means the written agreement, notice of grant or other documentation governing the grant of a Stock Appreciation Right under the SAR Plan, in a form approved by the Committee, which shall contain terms and conditions not inconsistent with the SAR Plan and which shall incorporate the SAR Plan by reference.

(m) “Participant” means an Eligible Employee selected to receive a Stock Appreciation Right pursuant to the SAR Plan.

(n) “SAR Plan” means this 2007 Stock Appreciation Right Plan as set forth herein and as amended and/or restated from time to time.

(o) “Stock Appreciation Right” means a contractual right granted to a Participant, pursuant to the SAR Plan, to receive the value of the appreciation of the specified number of shares of Common Stock that were granted over the specified period of time, less the applicable withholding taxes. Such value will be determined by the following formula: ((Fair Market Value – exercise price) X number of shares) – withholding taxes)), as determined in accordance with the SAR Plan and subject to such other terms and condition as are set forth in the SAR Plan and in the applicable Grant Document. The value will be provided to Participant in cash, shares of Common Stock or a combination thereof, at the discretion of the Company, and as provided in the Grant Document.

(p) “Subsidiary” means a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3.	Administration of the SAR Plan.

(a) The SAR Plan will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law). The captions of sections of the SAR Plan are for reference only and will not affect the interpretation or construction of the SAR Plan.

(b) The SAR Plan will be administered by the Committee. The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the SAR Plan. The Committee shall determine the Eligible Employees to whom, and the time or times at which, a Stock Appreciation Right may be granted and the number of shares subject to each Stock Appreciation Right. The Committee also has authority (i) to interpret the SAR Plan, (ii) to determine the terms and provisions of the Stock Appreciate Right and the Grant Document, and (iii) to make all other determinations necessary or advisable for SAR Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the SAR Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

(c) No member of the Committee will be liable for any action taken or determination made in good faith by the Committee with respect to the SAR Plan or any Stock Appreciation Right.

4.	Grants.

The Committee shall determine and designate from time to time those Eligible Employees who are to be granted a Stock Appreciation Right and the applicable terms, which shall be consistent with the SAR Plan and which shall include, without limitation, the number of shares of the Stock Appreciation Right, the exercise price and the vesting terms. Each grant of a Stock Appreciation Right will be evidenced by a Grant Document.

5.	Terms and Conditions of a Stock Appreciation Right.

(a) The exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant of such Stock Appreciation Right and such exercise price of any Stock Appreciation Right may not be reduced after the Date of Grant.

(b) A Stock Appreciation Right shall be exercisable at such time and for such numbers of shares as set forth in the Grant Document.

(c) In order to vest in any portion of a Stock Appreciation Right, a Participant must be employed by the Company or a Subsidiary on the date the Stock Appreciation Right is scheduled to vest.

(d) Unless otherwise set forth in the Grant Document, a Stock Appreciation Right shall vest in a series of 4 equal yearly installments on each anniversary date of the Grant Date, 25% to vest on the first anniversary, 25% to vest on the second anniversary, 25% to vest on the third anniversary and the final 25% to vest on the fourth anniversary (each date a “Vest Date”). As a Stock Appreciation Right becomes exercisable for an installment, that installment shall remain exercisable as to that vested amount until the fourth anniversary of the applicable Vest Date. Upon each fourth anniversary date of each Vest Date, that applicable vested portion of a Stock Appreciation Right that has not been exercised by Participant shall expire. The installments that become exercisable shall not accumulate for any reason, including to remain exercisable. Unless a shorter period is provided in the Grant Document, a Stock Appreciation Right shall expire on the eighth anniversary of the Grant Date.

(e) Should a Participant’s employment with the Company or a Subsidiary be terminated for any reason, then the vested portion, if any, of a Stock Appreciation Right shall remain exercisable for a three month period measured from Participant’s last day of employment with the Company or a Subsidiary, except in the event that such termination is due to death or disability, the vested portion, if any, of a Stock Appreciation Right shall remain exercisable for a twelve month period measured from the last day of employment. At midnight on the date at the end of the applicable period any vested portion of a Stock Appreciation Right that has not been exercised by Participant shall expire.

(f) No additional vesting will occur after the date of Participant’s last day of employment and the unvested portion, if any, of a Stock Appreciation Right shall immediately terminate, subject to Section 6 (a) and below.

(g) A Participant cannot exercise any portion of a Stock Appreciation Right except during an open trading period for directors, officers and certain other employees designated under the Stock Trading Policy adopted by the Board, a copy of which is attached to this Plan and incorporated by this reference.

6.	Adjustment Provisions.

(a) The Committee shall have discretion to provide for the acceleration of any Stock Appreciation Right held by a Participant upon the occurrence of a Change in Control of the Company. Such accelerated vesting may be conditioned on the subsequent termination of the affected Participant’s employment. Any Stock Appreciation Right accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the Stock Appreciation Right.

(b) The Committee shall have discretion to cancel a Stock Appreciation Right previously granted and give the Participant notice and opportunity to exercise any vested portion of a Stock Appreciation Right for 30 days prior to such cancellation.

(c) Each Stock Appreciation Right that is assumed in connection with a Change in Control, or is otherwise to continue in effect subsequent to such Change in Control, shall be appropriately adjusted so as to preserve, without increasing, the value of such Stock Appreciation Right.

(d) Adjustments under this section will be made by the Committee in accordance with the terms of the SAR Plan, whose determination as to what adjustments, if any, are made will be final, binding, and conclusive.

7.	General Provisions.

(a) Nothing in the SAR Plan or in any instrument executed pursuant to the SAR Plan will confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries or affect the right of the Company or any Subsidiary to terminate the employment of any Participant at any time and for any reason or no reason, with or without cause and without notice.

(b) No shares of Common Stock will be issued or transferred pursuant to either the grant or vesting of a Stock Appreciation Right and no Participant and no beneficiary or other person claiming under or through such Participant will have any right or title in or to any shares of Common Stock due to grant or vesting.

(c) No right under the SAR Plan, contingent or otherwise, will be transferable or assignable or subject to any encumbrance, pledge, or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the SAR Plan, a beneficiary may be designated with respect to a Stock Appreciation Right in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Stock Appreciation Right may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Stock Appreciation Right.

(d) The Grant Document may contain such other provisions as the Committee may deem advisable. Without limiting the foregoing, and if so authorized by the Committee, the Company may, with the consent of the Participant and at any time or from time to time, cancel all or a portion of any Stock Appreciation Right granted under the SAR Plan then subject to exercise and discharge its obligation with respect to the Stock Appreciation Right by payment to the Participant of the applicable value amount, either by providing a cash payment, shares of Common Stock or a combination thereof, at the discretion of the Company.

(e) Any shares of Common Stock issued pursuant to the terms hereof shall be shares that have been reserved for issuance under a stock plan approved by the Company’s stockholders.

(f) It is the intention of the Company that all grants by Plan Committee be in compliance with Section 409A of the Code in all respects and the Plan shall be so construed; provided, however that the Participant shall be solely responsible for and liable for any tax consequences (including but not limited to any interest or penalties) as a result of participation in the Plan. Neither the Board, nor the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder and assumes no liability whatsoever for the tax consequences to the Participants. Notwithstanding anything herein to the contrary, if any amounts payable hereunder are reasonably determined by the Committee to be “nonqualified deferred compensation” payable to a “specified employee” upon “separation from service” (within the meaning of section 409A of the Code) then such amounts that would otherwise be payable upon separation from service shall be held and not be paid by the Company upon separation from service, but shall be paid as soon as administratively feasible following the earlier of: (1) the first day that is six months following the Participant’s separation from service; or (2) Participant’s date of death. Such amounts that would otherwise be payable in installments commencing on separation from service shall be accumulated and paid in a lump sum on the date that is the earlier of (1) or (2) above and shall be paid in installments thereafter.

8.	Amendment and Termination.

(a) The Board shall have the power, in its sole discretion, to amend, modify, suspend, or terminate the SAR Plan at any time, subject to the rights of a holder of a Stock Appreciation Right on the date of such action.

(b) The Committee may, with the consent of Participant, make such modifications in the terms and conditions of a Stock Appreciation Right then currently-held by such Participant as it deems advisable.

(c) No amendment, suspension or termination of the SAR Plan will, without the consent of Participant, adversely affect any right or obligation under a Stock Appreciation Right then currently held by to such Participant under the SAR Plan.

9.	Effective Date of SAR Plan and Duration of SAR Plan.

The SAR Plan shall become effective upon its adoption by the Board on September 16, 2008. The SAR Plan will terminate on August 20, 2017.